UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2007

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 557-6360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Stockholder Approval of Merger

On September 12, 2007, the stockholders of America First Apartment Investors, Inc. (the "Company") approved the merger (the "Merger") of the Company with and into Sentinel White Plains LLC ("Merger Subsidiary") in accordance with the terms of an Agreement and Plan of Merger between the Company, Merger Subsidiary, and Sentinel Omaha LLC, dated June 22, 2007 (the "Merger Agreement"). It is expected that the Merger will be completed on September 18, 2007 following satisfaction of all remaining conditions to the Merger set forth in the Merger Agreement.

Declaration of Prorated Dividend

On September 12, 2007, the Board of Directors of the Company declared a special dividend of $0.23 per share of the Company’s common stock for the interim period ending as of the effective time of the Merger, to the shareholders of record at the close of business on September 17, 2007. The special dividend will be paid promptly after the completion of the Merger.

The Company issued a press release with respect to the Company’s stockholder approval of the Merger and the declaration of the special dividend, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Press release of America First Apartment Investors, Inc. dated September 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

September 13, 2007	By:	/s/ Jack H. Cassidy

Name: Jack H. Cassidy
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of America First Apartment Investors, Inc. dated September 12, 2007.